                                                                 EXHIBIT 10.35.4
                                                                 ---------------


                                FIFTH AMENDMENT
                                      TO
                       INTERCONNECTION AGREEMENT BETWEEN
                              DELTACOM, INC. AND
                      BELLSOUTH TELECOMMUNICATIONS, INC.
                             DATED MARCH 12, 1997



     Pursuant to this Agreement (the "Fifth Amendment"), DeltaCom, Inc. ("DeltaCom") and BellSouth Telecommunications , Inc. ("BellSouth"), hereinafter referred to collectively as the "Parties", hereby agree to further amend that certain Interconnection Agreement, as heretofore amended, between the Parties dated March 12, 1997 ("Interconnection Agreement").

     NOW THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DeltaCom and BellSouth hereby covenant and agree as follows:

     1    Article V of the Agreement is hereby modified to include the following:

          C.5. Attachment G of this Agreement contains the Rates, Terms and Conditions for local interconnection of Frame Relay services.

2    Attachment G, shown here as Exhibit A, is hereby incorporated herein by reference to the Agreement.

3    The Parties agree that all of the other provisions of the Agreement, dated
March 12, 1997, shall remain in full force and effect including any amendments thereto.

4    The Parties further agree that either or both of the Parties are authorized to submit this Amendment to the appropriate state public service commission or other regulatory body having jurisdiction over the matter of this Amendment, for approval subject to Section 252(e) of the federal Telecommunications Act of 1996. However, this Amendment is effective without further approval needed.

     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective duly authorized representatives on the date indicated below.

___________________________           __________________________________
DeltaCom, Inc.                        BellSouth Telecommunications, Inc.


By:/s/ Steven D. Moses                By:/s/ Jerry D. Hendrix
   ------------------------              -------------------------------

Name: Steven D. Moses                 Name: Jerry D. Hendrix
     ----------------------                -----------------------------

Title: Sr. Vice President,            Title:  Director-Interconnection
      ---------------------
       Network Services                       Services/Pricing

Date: 7/21/98                         Date:   7/22/98
     ----------------------                -----------------------------

                                                                       Exhibit A
                                                                       ---------

                                 Attachment G



A.   Frame Relay Service Traffic

     The following provisions will apply only to Frame Relay Service and Exchange Access Frame Relay Service in those states in which DeltaCom is certified and providing Frame Service as a Local Exchange Carrier and where traffic is being exchanged between DeltaCom and BellSouth Frame Relay Switches in the same LATA.

     A.1 The Parties agree to establish two-way Frame Relay facilities between their respective Frame Relay Switches to the mutually-agreed upon Frame Relay Service point(s) of interconnection ("POIs") within the LATA. All POIs shall be within the same Frame Relay Network Serving Area as defined in Section A40 of BellSouth's General Subscriber Services Tariff.

          A.1.1 Upon the request of either Party, such interconnection will be established where BellSouth and DeltaCom have Frame Relay Switches in the same LATA. Where there are multiple Frame Relay switches in the central office of a Party, an interconnection with any one of the switches will be considered an interconnection with all of the switches at that central office for purposes of routing packet traffic.

          A.1.2 The Parties agree to provision local and IntraLATA Frame Relay Service and Exchange Access Frame Relay Service (both intrastate and interstate) over Frame Relay Trunks between the respective Frame Relay switches and the POIs.

          A.1.3 The Parties agree to assess each other reciprocal charges for the facilities that each provides to the other according to the Percent Local Circuit use ("PLCU") factor PLCU, determined as follows:

                 (i) Frame Relay framed packet data is transported within
                     Virtual Circuits ("VC"). For the purposes of calculating the PLCU, if all the data packets transported within a VC remain within the LATA, then consistent with the local definitions in this Agreement, the traffic on that VC is local ("Local VC").

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                                                                       Exhibit A
                                                                       ---------

                                 Attachment G

               (ii) If the originating and terminating locations of the two way packet data traffic are not in the same LATA, the traffic on that VC is interLATA.

               (iii) The PLCU shall be determined by dividing the total number of Local VCs, by the total number of VCs on each Frame Relay facility at the end of the reporting period. The Parties agree to renegotiate the method for determining the PLCU, at either Parties' request, and within 90 days, if either Party notifies the other that it has found that this method does not adequately represent the PLCU.

               (iv) If there are no VCs on a facility when it is billed, the PLCU will be zero.

     A.2 BellSouth will provide the Frame Relay Trunk(s) between the Parties respective Frame Relay Switches. The Parties will be compensated as follows:
BellSouth will invoice, and DeltaCom will pay, the total non-recurring and recurring charges for the trunk facility. DeltaCom will then invoice, and BellSouth will pay, an amount calculated by multiplying the BellSouth billed charges for the trunk facility by one-half of the DeltaCom's PLCU.

     A.3 Each Party will provide a Frame Relay network-to-network interface ("NNI") port to the other Party for each trunk facility provided pursuant to A.2, above. Compensation for NNI ports shall be based upon the NNI rates set forth in the BellSouth F.C.C. Tariff No.1. Pursuant to that tariff, DeltaCom may select a month-to-month or term rate structure for the NNI ports BellSouth provides to DeltaCom. Whatever rate structure DeltaCom selects shall be deemed to be the same rate structure that applies to the NNI port DeltaCom provides to BellSouth. There shall be no termination liability to either party for the local portion of the NNI port as determined by the Deltacom PLCU at the time of termination.

     A.4  Compensation for the NNI ports shall be calculated as follows:

          A.4.1 For NNI ports provided by BellSouth to DeltaCom, BellSouth will invoice, and DeltaCom will pay, the total non-recurring and recurring charges for the NNI port. DeltaCom will then invoice, and BellSouth will pay, an amount calculated by multiplying the BellSouth billed non-recurring and recurring charges for the NNI port by one-half of DeltaCom's PLCU.

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                                                                       Exhibit A
                                                                       ---------

                                 Attachment G

          A.4.2 For NNI ports provided by DeltaCom to BellSouth, DeltaCom will invoice, and BellSouth will pay, the total non-recurring and recurring charges for the NNI port. BellSouth will then invoice, and DeltaCom will pay, an amount determined as follows: DeltaCom's combined interLATA and local usage will be calculated by subtracting one-half of DeltaCom's PLCU factor from one hundred percent. The difference will then be multiplied by the total charges intially billed by DeltaCom for the NNI port. BellSouth will then invoice, and BeltaCom will pay, this amount to BellSouth.

     A.5 A Permanent Virtual Circuit ("PVC") is a logical channel from a frame relay network interface (e.g., NNI or User Network Interface) to another frame relay network interface. A PVC is created when a Data Link Channel Identifier ("DLCI") is mapped together with another DLCI. Neither Party will charge the other Party any DLCI or Committed Information Rate ("CIR") charges for the PVC from its Frame Relay switch to its own subscriber's premises.

     A.6 For the PVC between the DeltaCom and BellSouth Frame Relay switches, compensation for the DLCI and CIR charges are based upon the rates in the BellSouth FCC Tariff No. 1. Compensation for PVC and CIR rate elements shall be calculated as follows:

For PVCs between the Bell South Frame Relay switch and the DeltaCom Frame Relay switch, BellSouth will invoice, and DeltaCom will pay, the total non-recurring and recurring DLCI an CIR charges. If the VC is a Local VC, DeltaCom will invoice and BellSouth will pay, 100% of the DLCI and CIR charges initially billed by BellSouth for that PVC. If the VC is not local, no compensation will be paid to DeltaCom for the PVC.

          A.6.2 Each Party will compensate the other Party for any applicable Feature Change or Transfer of Service Charges as set forth in BellSouth's Tariff F.C.C. No. 1.A.6.3. The Parties agree to limit the sum of the CIR for the VCs on a given NNI port to not more than two times the port speed.

     A.7 Except as expressly provided herein, this Agreement does not address or alter in any way either Party's provision of Exchange Access Frame Relay Service or interLATA Frame Relay Service. All charges by each Party to

                                                                       Exhibit A
                                                                       ---------

                                 Attachment G


the other for carriage of Exchange Access Frame Relay Service or interLATA Frame Relay Service are included in the BellSouth access tariffs.

          A.8 Until such time as BellSouth obtains authority to provide in-region, interLATA service, DeltaCom will identify and report its PLCU to BellSouth on a quarterly basis.

          A.9 Either Party may request a review or audit of the various service components, including but not limited to a Party's determination of its PLCU, consistent with the provisions of section E2 of the BellSouth State Access Services tariffs or Section 2 of the BellSouth FCC No.1 Tariff.

          A.10 If during the term of this Agreement, BellSouth obtains authority to provide in-region, interLATA service, the Parties shall renegotiate the provisions of A.2, A.4, A.6 and A.8 to account for BellSouth's PLCU. In the event the parties are unable to reach agreement within one hundred eighty (180) days of the date BellSouth receives interLATA authority, the matter shall be resolved pursuant to the dispute resolution provisions set forth in the Interconnection Agreement.